Exhibit 10.3

Private Placement Agreement

That was written and signed in________ on the ______ of the month of _________ 2014

By and between:	L. and S. Light and Strong Ltd.

Of 11 Granite Street, Petach Tikva

(hereinafter: the “Company”)

Of the first part;

And:	Amit Erez

Identity certificate no. 025059445

Whose address for sending notices according to this agreement is:

6 Anatot St. Tel Aviv

(hereinafter: the “Investor”)

Of the second part;

Whereas:	On the 7th of July 2014 the Company and Ofer and Gal entered into a conditional agreement with Mr. Ofer Menashe (hereinafter: the “Entrepreneur”) for the private placement of Company shares and this is in consideration for the purchase of a venture to develop a unmanned plane that is able to climb to the height of 65,000 feet and to stay at this height for a period of a number of months (without the need to refuel), and some of the possible applications of this plan are use of the plane as a relay station for transferring information on the internet, telephone calls etc... (hereinafter: the “Plane” and the “Purchase of Activities Agreement”, respectively);

And whereas	the Company’s capital table, after the actions that the Company shall complete in the framework of the Company’s contract with Mr. Ephraim Menashe is as set forth in section 2 hereafter;

And whereas	the Company wishes to raise capital for developing its business, including the development of the plane;

And whereas	the Investor wishes to purchase from the Company ______________ ordinary shares of the Company AS – IS, by way of a private placement for consideration of up to ___________ cents per share, so that the total consideration of the shares for purchasing the shares shall be ____________ U.S. Dollars (and in words: _____________), (hereinafter the “Capital Raising Shares” and the “Investment Consideration”, respectively);

And whereas	the Company wishes to issue to the Investor the shares in consideration for payment of the consideration, all as set forth and subject to the provisions in the terms of this agreement hereafter;

Therefore it was declared, stipulated and agreed between the parties as follows:

1.	Introduction and Interpretation

1.1.	The preamble and appendixes to this agreement constitute an integral part of it and it shall be read as one with the other sections of this agreement.

1.2.	The titles of the sections in this agreement are for convenience only and they do not have and they shall not be given any weight for its interpretation.

1.3.	No change, addition, non- derogation from this agreement after it has been signed shall have any effect unless they were made in writing and were signed by all the parties.

1.4.	No provision of the terms and provisions included in this agreement do not derogate from any other term or provision of this agreement but only add to it, unless it was otherwise mentioned in this agreement.

1.5.	Any provision and/or expression denoted in singular language shall also include plural, and vice versa, any provision and/or expression denoted in female language shall also include male, and vice versa, and reference to a person shall also include a corporation, and vice versa.

1.6.	Any appendix that is attached to this agreement constitutes an integral part of it.

2.	The Company’s Representations

The Company hereby represents confirms and warrants that at the time of signing this agreement:

2.1.	It is a private Company registered in Israel.

2.2.	The corporation documents of the Company which are correct and updated for the date of signing this agreement are attached to this agreement as appendix A.

2.3.	At the time of signing this agreement, the registered share capital of the Company is 10,100,000 NIS that is divided into 10,100,000 ordinary shares with a par value of 1 NIS each (it is clarified that insofar as the Company shall need to increase its registered capital for performing the private placement under this agreement, it undertakes to bring this issue to the approval of the general meeting).

2.4.	At the time of signing this agreement, the issued and paid up share capital of the Company is made up of 1,826,467 ordinary shares that have been fully paid up and that were legally issued and in accordance with the provisions of the articles of association.

2.5.	On the 7th of July 2014 the Company and Ofer and Gal entered into a conditional agreement with Mr. Ephraim Menashe for a private placement of the Company’s shares and this is in consideration for the purchase of a venture to develop an unmanned plane that is capable of climbing to a height of 65,000 feet and to stay at this height for a period of a number of months (without the need to refuel) when part of the possible applications of this plane are use of the plane as a relay station for transferring information in the internet, telephone calls etc....

2.6.	The structure of the Company’s capital immediately after the agreement to purchase control was completed, the shareholders loans were converted, the Purchase of Activities Agreement was completed, and before the investment was made in the framework of this agreement is as follows:

Shareholder	Quantity of shares	% of the issued and paid up share capital
Meir Kleiner	15,400	0.03%
Yossef Zung	15,400	0.03%
Biglaizen David	15,400	0.03%
Choper Leon	2,717	0.00%
Shultz Yair	5,434	0.01%
Arvol Holdings Ltd.	54,884	0.10%
Micha Korman Gil Business Ltd.	8,866	0.02%
Reuven Raz Engineering Consulting Ltd.	5,233	0.01%
Gal and Ofer	38,295,473	69.78%
Ephraim Menashe	16,465,203	30%
Total	54,884,010	100%

It is clarified that as of the date of signing this agreement the Shareholders Registry of the Company does not reflect the status of holdings of the Company’s shares. The Company is acting to complete the actions required for issuing the shares in the Company so that the Shareholders Registry of the Company shall be as set forth as follows.

2.7.	The Company is acting to raise capital in the total sum of approximately 2,500,000 U.S. Dollars (it is possible that this sum shall increase and in this case the Company shall not be limited to raise capital in the sum of $2,500,000 U.S. Dollars only), and the terms of raising capital for all the Investors shall be identical.

2.8.	The Company has balances of shareholders loans in the sum of 10,000,000 NIS and the Company received an undertaking from the controlling shareholders according to which the consideration received from raising the capital shall serve for its business activities (routine activities and development costs) of the Company.

3.	The Investor’s Representations

The Investor hereby represents, confirms and warrants at the time of signing this agreement that:

3.1.	His entering into this agreement does not breach any law and/or third party rights, and there is no obstacle and/or factual and/or legal restriction and/or otherwise that is connected to the Investor and that could prevent him from entering into this agreement and fulfilling his undertakings according this agreement.

3.2.	His signature on this agreement and performing the provisions in it do not contradict: (1) its corporate documents if and insofar as relevant; (2) a judgment, order, guideline and/or instruction that any court, tribunal or administrative authority apply to and/or imposed on him (on the Investor, whether directly or indirectly); (3) an agreement, undertaking or restriction that the Investor is party to.

3.3.	He has all the authority and permission necessary to sign this agreement and to perform it and fulfill its undertakings according to it, and he has all the resources to fulfill his undertakings according to it, and that when it shall be signed by the Investor, or by his authorized signatories to sign on his behalf, it shall constitute his legal, valid and binding undertaking according to any law, and this agreement may be enforced against the Investor in accordance with the terms and subject to the provisions in it.

3.4.	The Investor declares that criminal indictments or any criminal legal proceedings are not pending against him.

3.5.	To the Investor’s best knowledge, no motion to appoint a receiver and/or to appoint a temporary liquidator or permanent liquidator and/or special manager and/or motion to freeze proceedings have been filed against him. The Investor did not institute any proceeding with respect to a settlement or arrangement with creditors or to voluntarily liquidate or to appoint a receiver for any part of his assets. To the Investor’s best knowledge the creditor did not realize any charge or pledge against his assets and no lien or execution have become enforceable, and he is not aware of any property of his on which a lien has been imposed.

3.6.	He is aware that there shall be other Investors in the framework of the raising of capital that the Company is performing (hereinafter: the “Other Offerees”).

3.7.	The Investor declares that he is a skilled Investor of capital, that he is aware of the risks involved in the investment in the Company, that he has performed comprehensive examinations in a professional manner, and that he has received all the information that he needs for fulfilling his undertaking according to the provisions of this agreement, including the examination that he needs, both in the legal aspect, taxation aspect, financial aspect and other professional aspects.

3.8.	The Investor is aware that he has the financial ability and the means and financial resources that are necessary for fulfilling all of his undertakings according this agreement.

3.9.	The Investor declares that he is aware that the Company is entering into this agreement with him based on the representations set forth in this section above.

3.10.	The Investor declares that he is aware that the Company shall act to register its shares for trade in one of the stock exchanges in the United States and in this case, the Investor undertakes to cooperate and give all the approvals and references required for listing the shares for trade.

4.	The Transaction Under this Agreement

4.1.	In consideration for issuing the Capital Raising Shares the Investor shall pay to the Company the sum of _________ U.S. Dollars (and in words: ____________ ) in cash under the terms and at the times stipulated in this section hereafter (hereinafter: the “Investment Consideration”).

4.2.	Up to 3 business days after signing this agreement, the Investor shall transfer the Investment Consideration together to an escrow account that shall be opened for this purpose, and the Company shall be its beneficiary, and its details shall be given to the Investor right before he signs this agreement and in a separate notice from him.

4.3.	It is hereby clarified that the money in escrow shall be transferred to the Company only upon completion of the Purchase of Activities Agreement. If the Purchase of Activities Agreement shall not be completed within 90 days after this agreement is signed the Investment Consideration shall be returned to the Investor to the bank account number that shall be given by him. Insofar as the Purchase of Activities Agreement shall be completed, the consideration for the issue of shares shall be transferred to the Company.

4.4.	The Capital Raising Shares shall be issued by the Company, when the Company is free and clear from any pledge, charge, lien, demand, lawsuit, debt or any other third party right.

4.5.	The Capital Raising Shares shall confer upon their owners any right that arises and/or concerns ownership of the Company, including, inter alia, the right to participate and to vote in general meetings of the Company, both ordinary and special, the right to participate in the distribution of dividends, bonus shares, rights etc... and rights in distributing surplus assets of the Company at the time of liquidation, all as set forth in the Company’s articles of association.

4.6.	Furthermore the investment shares shall confer upon their owners the right to participate and vote in general meetings in which on their agenda is the appointment of members to the board of directors of the Company, the dismissal and appointment of others in their place, and other such actions with respect to the directors, all subject to the aforesaid and as shall be determined from time to time in the incorporation documents and/or corporate documents of the Company.

6.	Completing the Transaction

No later than 3 days after the date the transaction to purchase activities was completed, the parties’ representatives shall convene in the office of Victor Tchuva & Co. (and it is possible that the completion of the transaction shall be performed without actually convening and only after the approvals are received required for completing the transaction), and the following actions shall be performed by the parties:

6.1.	The Company shall issue to the Investor the Capital Raising Shares, it shall register him in the Shareholders Registry as the shareholder of the shares and it shall issue to him a share certificate that indicates this.

6.2.	The investments funds shall be transferred from the escrow account to the Company’s account.

6.3.	The parties shall perform any additional action that shall be required for completing the transaction pertaining to this agreement.

7.	Taxes

7.1.	The Company shall bear all the costs of issuing the shares of raising capital (insofar as existing) according to this agreement.

7.2.	Each party shall bear the taxes that apply to him as a result of performing the share issue and/or providing the loan under this agreement.

8.	General

The parties undertake to act in good faith and out of mutual cooperation in order to execute the provisions of this agreement, including taking any action, signing any document and obtaining any approval required for properly performing the provisions of this agreement;

9.	Notices

9.1.	Notices that shall be sent according to the parties’ addresses set forth in the preamble of this agreement by registered mail, shall be considered as being received by the addressee within 72 hours after it was sent. If such notice was personally delivered it shall be considered as if it was received at the time of its delivery;

9.2.	Each party shall be entitled to change his address for the purpose of this agreement to another address in Israel by a written notice that shall be given to the other party at the above mentioned address;

And in witness whereof the parties have signed today the            in                 2014

( - )	( - )

The Company	The Investor

Confirmation of the Company’s Attorney

I hereby confirm that ____________ are authorized to sign in the name of the Company, and in accordance with the Company’s corporate documents, they are authorized to bind it and their join signature on this agreement above with the printed and/or written and/or stamped name of the Company shall bind the Company for the purpose of it entering into this agreement;

Signature of Attorney + Stamp

Confirmation of the Investor’s Attorney (in the event the Investor is a Company).

I hereby confirm that ____________ are authorized to sign in the name of the Company, and in accordance with the Company’s corporate documents, they are authorized to bind it and their join signature on this agreement above with the printed and/or written and/or stamped name of the Company shall bind the Company for the purpose of it entering into this agreement;

Signature of Attorney + Stamp

Share Order Form

I hereby confirm that I am aware of the fact that the Company wishes to raise capital in accordance with the private placement agreement that is attached hereto, at a price of between 18.2 cents to 23.7 cents per share all in accordance with the private placement agreement attached to this form, and which shall be signed by the Investor together with submitting this form to the Company.

The total shares that shall be issued by the Company in the framework of raising the capital is 13,750,000 (hereinafter the “Total Shares that shall be issued in the framework of the Capital Raising”).

I order _______________ shares at price of _________________ cents per share and in total an investment of __________________ NIS.

Insofar as the total shares that shall be ordered in the framework of the capital raising by all the Investors shall be higher than the total shares that shall be issued in the framework of the capital raising, only the sum of shares that shall be issued in the framework of the capital raising shall be issued by the Company. The shares shall be issued only to Investors that have submitted to the Company the highest offer so that the total shares that shall be issued shall be equal to the total shares that shall be issued in the framework of the raising of capital, and all the Investors shall be issued shares at the same price per share.

For instance:

If the total amount of shares that shall be issued in the framework of the raising of capital is 300 shares and offers have been received from 5 Investors as set forth hereafter: Investor 1 ordered 100 shares for 10 cents a share. Investor 2 ordered 100 shares for 9 cents a share. Investor 3 ordered 50 shares for 8 cents a share. Investor 4 ordered 100 shares for 8 cents a share. Investor 5 ordered 100 shares for 7 cents a share.

Then, shares shall be issued only to Investors 1-4, shares shall not be issued to Investor 5. The price per share shall be determined at 8 cents per share. Investors 1 and 2 shall receive their entire order and Investors 3 and 4 shall receive only 2/3 of their order.

It is agreed that after all orders for raising capital for the Company have been received and after the amount of the shares to be issued to each Investor and the consideration per share shall be determined, the agreement shall be completed by the Company (the Company shall note in the agreement the number of shares that shall be issued to each Investor and the consideration per share).

The Investment Consideration must be transferred to the escrow account in the name of Victor Tchuva in trust L & S, at Bank Hapoalim, branch 55, account no. 30467 – iban no. for transferring foreign currency il440120550000000030467 and confirmation of the transfer of money to fax no. 03- 6138585.

( - )

The Signature of the Investor

Confirmation of the Investor’s Attorney (in the event the Investor is a Company).

I hereby confirm that ____________ are authorized to sign in the name of the Company, and in accordance with the Company’s corporate documents, they are authorized to bind it and their join signature on this agreement above with the printed and/or written and/or stamped name of the Company shall bind the Company for the purpose of it entering into this agreement;

Signature of Attorney + Stamp